Exhibit 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT (the "Loan Agreement"), dated effective June 10, 2010, governed by and construed in accordance with the laws of the State of Colorado and performable in Arapahoe County, Colorado, is made by and between TMG HOLDINGS COLORADO, LLC, a Texas limited liability company, hereinafter referred to as "Lender," whose address is 7598 N. Mesa Street, Suite 205, City of El Paso, El Paso County, Texas 79912 and VERECLOUD, INC., a Nevada corporation, hereinafter referred to as "Borrower," whose address is 6560 S. Greenwood Plaza Blvd., Suite 400, Englewood, Colorado 80111.

ARTICLE I
DEFINITIONS

For purposes of this Loan Agreement, the following terms shall have the respective meanings assigned to them.

1.01           Advance. The term "Advance" shall mean a disbursement by Lender of the proceeds of the Loan.

1.02           Borrower. The terms "Borrower" shall mean all parties named as Borrower in the first paragraph of this Loan Agreement.

1.03           Code. The term "Code" shall mean the Uniform Commercial Code as in force in the State of Colorado.

1.04           Debtor Relief Laws. The term "Debtor Relief Laws" shall mean any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time.

1.05           Event of Default. The term "Event of Default" shall mean:

(a)  A failure by Borrower to make any payment of principal or interest on the Note within five (5) days of when due;

(b)  A failure by Borrower to comply with any of the other terms or conditions specified herein or in the Note, the Security Agreement, other Security Instruments (as later defined herein), or any other written agreement between (i) Borrower and (ii) Lender or any affiliate of Lender within thirty (30) days after the date of written notice from Lender to Borrower.

(c)  Any false or inaccurate material representation or warranty made by Borrower to Lender in any of the Security Instruments;

(d)  The appointment of a receiver, trustee, conservator, or liquidator of Borrower or of any property of Borrower;

(e)  The filing by or against Borrower of a voluntary petition in bankruptcy, seeking reorganization or rearrangement or taking advantage of any Debtor Relief Laws, or an answer by Borrower admitting the material allegations of a petition filed against Borrower in any bankruptcy, reorganization, insolvency, conservatorship, or similar proceeding, or an admission by Borrower in writing of an inability to pay its debts as they become due;

(f)  The making by Borrower of a general assignment for the benefit of creditors;

(g)  The entry of an order, judgment or decree by any court of competent jurisdiction adjudicating Borrower as bankrupt or insolvent, or approving a petition seeking reorganization of Borrower or an arrangement of its debts, or appointing a receiver, trustee, conservator, or liquidator of Borrower or of any property of Borrower; and/or

(h)  The liquidation, termination, or dissolution of Borrower.

1.06           Financing Statements. The term "Financing Statements" shall mean the Form UCC financing statements securing the Loan, to be filed with the appropriate offices for the perfection of a security interest in any of the Property.

1.07           Governmental Authority. The terms "Governmental Authority" shall mean the United States, the State of Colorado, the County of Arapahoe, the City of Englewood, or any other political subdivision in which the Property is located, and any other political subdivision, agency, or instrumentality exercising jurisdiction over Borrower or the Property.

1.08           Governmental Requirements. The term "Governmental Requirements" shall mean all laws, ordinances, rules, and regulations of any Governmental Authority applicable to Borrower or the Property.

1.09           Lender. The term "Lender" shall mean the Lender named in the first paragraph of this Loan Agreement.

1.10           Loan. The term "Loan" shall mean the loan by Lender to Borrower in the original principal amount not to exceed ONE MILLION FIVE HUNDRED SIXTY-FOUR THOUSAND AND N0/100THS UNITED STATES DOLLARS (U.S. $1,564,000.00).

1.11           Note. The term "Note" shall mean the Revolving Credit Note from Borrower to Lender dated of even date herewith in the amount of and evidencing the Loan.

1.12           Property. The term "Property" shall mean all the tangible and intangible assets of Borrower, now or hereafter acquired, as described in the Security Agreement.

1.13           Security Agreement. The term "Security Agreement" shall mean the Security Agreement, between Borrower and Lender, dated of even date herewith.

1.14           Security Instruments. The term "Security Instruments" shall mean this Loan Agreement, the Note, the Security Agreement, the Financing Statements, and such other instruments evidencing, securing or pertaining to the Loan as shall, from time to time, be executed and delivered by or on behalf of Borrower to Lender pursuant to this Loan Agreement.

ARTICLE II
LOAN TERMS AND AGREEMENTS

2.01           Commitment of Lender. Subject to the terms of this Agreement, Lender will make the Loan to Borrower. Lender has no obligation to make Advances which exceed the Loan.

2.02           Collateral. The Note shall be secured by the Security Agreement and all of the other Security Instruments, as applicable.

2.03           Interest. The Loan will bear interest at the per annum rate of interest stated in the Note. If at any time the per annum interest rate stated in the Note exceeds the maximum rate allowed by applicable law, the rate of interest on the Loan will be the maximum rate of interest allowed by applicable law. All amounts due to Lender in connection with the Loan Documents will bear interest from their respective due dates until paid at the past due rate set forth in the Note. Interest at the per annum interest rate set forth in the Note will be computed on the basis of a 360 day year for the actual number of days elapsed, unless that calculation would result in an effective rate exceeding the maximum rate allowed by applicable law, in which case interest will be computed on the basis of a 365 or 366 day year, as the case may be.

2.04           Priority. The lien or liens on the Property securing the Note described hereinabove are a first lien and prior to any other encumbrances thereon.

2.05           Conditions Precedent.

(a)           Initial Advance. Lender shall not be required to make the initial Advance under the Loan until the following conditions are satisfied:

(i)           All of the Borrower's covenants specified herein have been performed, or waived by Lender, in whole or in part, and Borrower shall otherwise be in compliance with all of its obligations hereunder and under any other agreements between Borrower and Lender or any affiliates of Lender.

(ii)           Borrower shall have furnished to Lender or its counsel any and all documents, instruments and other certificates, papers, resolutions, etc. required by Lender or its counsel as a condition to making the initial Advance.

(iii)          Borrower shall have executed this Loan Agreement, the Note, the Security Agreement, the Financing Statements, and all other instruments and documents required by Lender to evidence the Loan. Borrower shall have provided evidence to Lender that the Note Purchase Agreement between Borrower and the Burkes has been executed and will be consummated in full simultaneously with such initial Advance.

(b)           Subsequent Advances. Lender shall not be required to make any subsequent Advances after the initial Advance hereunder unless all of the following conditions are satisfied:

(i)           All of the conditions of Section 2.05(a) shall be satisfied, including, without limitation, any conditions waived in whole or in part by Lender at the time of the initial Advance.

(ii)           There shall be no uncured Event of Default.

(iii)         All legal matters incident to the making of such subsequent Advances shall be satisfactory to Lender and its counsel.

2.06           Notice and Manner of Borrowings. To obtain an Advance under the Note for all Advances other than the initial Advance, Borrower must deliver a written request to Lender in the form of Exhibit A hereto at least five (5) business days prior to Borrower's requested date of funding. Any Advance made after such request shall be conclusively presumed to have been made under the terms of the Note to or for the benefit of Borrower when made in accordance with Borrower's written request.

2.07           Voluntary Prepayments and Reborrowings. The unpaid principal balance of the Note at any time shall be the total amounts loaned or advanced thereunder by Lender, less the amount of payments or prepayments of principal made thereon by or for the account of Borrower. It is contemplated that by reason of prepayments thereon there may be times when no amounts are owing under the Note, but notwithstanding such occurrences, the Note, this Loan Agreement, and all other Security Instruments shall remain valid and be in full force and effect as to loans or advances made pursuant to and under the terms of this Loan Agreement and the Note subsequent to each such occurrence. All loans or Advances and all payments or prepayments made thereunder on account of principal or interest may be evidenced by Lender, or any subsequent holder of the Note, maintaining in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower resulting from all loans or Advances and all payments or prepayments thereunder from time to time and the amounts of principal and interest payable and paid from time to time thereunder, in which event, in any legal action or proceeding in respect of the Note, the entries made in such account or accounts shall be prima facie evidence of the existence and amounts of the obligations of Borrower therein recorded.

2.08           Termination of Credit Facility. Upon satisfaction of all obligations due from Borrower to Lender under the Note, this Loan Agreement and all other Security Instruments, and upon written notification from Borrower to Lender that Borrower has terminated its right to request further Advances, Borrower shall have the right to terminate this Loan Agreement, the Note, the Security Agreement, and credit facility hereunder and receive from Lender a release of any and all liens and security interests held by Lender and securing the repayment of the Loan.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Borrower hereby represents and warrants as follows:

3.01           Borrower's Status. Borrower (i) is a Nevada corporation, validly organized, duly existing and in good standing as a corporation under the laws of the State of Nevada, (ii) is authorized to do business and is in good standing under the laws of the State of Colorado, and (iii) possesses all necessary and lawful authority and power to carry on its business wherever it conducts business and to comply with the terms, covenants and conditions of this Loan Agreement. The authorized officer of Borrower has all necessary power and authority to execute this Loan Agreement, the Note (and any renewals, extensions, or modifications thereof), the Security Agreement, and all other Security Instruments, executed or granted by Borrower in connection with this Loan Agreement.

3.02           Payment of Taxes. All federal, state and other tax returns of Borrower required to be filed have been filed, and all federal, state and other taxes, assessments, fees or other governmental charges imposed upon Borrower, or any of its assets, have been paid, except those the validity of which is being contested in good faith and for which adequate reserves have been set aside.

3.03           Suits, Actions. There are no material actions, suits, or proceedings pending or to Borrower's actual knowledge, threatened in any court or before any court, governmental commission, bureau or other administrative agency or Governmental Authority against or affecting Borrower or the Property, or involving the validity, enforceability, or priority of any of the Security Instruments, at law or in equity. The consummation of the transactions contemplated hereby, and the performance of any of the terms and conditions hereof and of the other Security Instruments, will not result in a breach of, or constitute a default in, any mortgage, deed of trust, lease, promissory note, loan agreement, credit agreement, company agreement, partnership agreement, or other agreement to which Borrower is a party or by which Borrower may be bound or affected.

3.04           Valid and Binding Obligation. All of the Security Instruments, and all other documents referred to herein to which Borrower is a party, upon execution and delivery, will constitute valid and binding obligations of Borrower, enforceable in accordance with their terms except as limited by Debtor Relief Laws.

3.05           Title to the Property. Borrower holds full legal and equitable title to the Property subject only to that certain lien in favor of Pat and Ann Burke which is being released simultaneously with the execution hereof.

3.06           Other Liens. No mortgage, security agreement or other security instrument covering the Property, or any part thereof, has been executed, no financing statement filed, and no lien, security interest, mechanic's or materialman's lien has attached to, or been perfected in the Property, or any part thereof, except the liens in favor of Lender contemplated by this Loan Agreement and existing liens, if any, to be released with the Loan proceeds pursuant to this Loan Agreement.

Lender hereby represents and warrants as follows:

3.07           Lender's Status. Lender (i) is a Texas limited liability company, validly organized, duly existing and in good standing as a limited liability company under the laws of the State of Texas, (ii) is authorized to do business and is in good standing in all states where such authorization is required, and (iii) possesses all necessary and lawful authority and power to carry on its business wherever it conducts business and to comply with the terms, covenants and conditions of Lender under this Loan Agreement.

3.08           Due Authorization. This Loan Agreement has been duly authorized by all necessary Company action on the part of Lender, and Lender has the power and authority to perform its obligations hereunder.

3.09           Valid and Binding Obligations. This Loan Agreement, upon and execution and delivery by Lender, assuming due execution and delivery by Borrower, will constitute the valid and binding obligation of Lender, enforceable in accordance with its terms, except as limited by Debtor Relief Laws.

ARTICLE IV
COVENANTS AND AGREEMENTS OF BORROWER

Borrower hereby covenants and agrees as follows:

4.01           Compliance with Governmental Requirements. Borrower shall timely comply with all Governmental Requirements and deliver to Lender evidence thereof. Borrower assumes full responsibility for the compliance of the Property with all Governmental Requirements and, notwithstanding any approvals by Lender, Lender shall have no obligation or responsibility whatsoever for any matter incident to the Property.

4.02           Notices by Governmental Authority, Fire and Casualty Losses, Etc. Borrower shall timely comply with and promptly furnish to Lender true and complete copies of any official notice or claim by any Governmental Authority pertaining to the Property. Borrower shall promptly notify Lender of any fire or other casualty or any notice of taking or eminent domain action or proceeding affecting the Property.

4.03           Costs and Expenses. Borrower shall pay when due all costs and expenses required by this Loan Agreement, including, without limitation: (a) all taxes and assessments applicable to the Property; (b) all fees for filing or recording the Security Instruments, as applicable; (c) all fees and commissions lawfully due to brokers, salesmen, and agents in connection with the Loan or the Property; (d) all fees and expenses of counsel to Lender (not to exceed $27,500.00 in the aggregate); and (e) all other reasonable costs and expenses payable to third parties incurred by either Borrower or Lender in connection with the consummation of the transactions contemplated by this Loan Agreement.

4.04           Additional Documents. Borrower shall execute and deliver to Lender, from time to time, as requested by Lender, such other documents, including financing statements, as shall reasonably be necessary to provide the rights and remedies to Lender granted or provided for by this Agreement, the Note, the Security Agreement, or any other Security Instruments.

4.05           Inspection of Books and Records. Borrower shall permit Lender, at all reasonable times, to examine and copy the books and records of Borrower pertaining to the Loan and the Property. Lender understands and acknowledges that Borrower is a public company subject to the rules and regulations of the U.S. Securities and Exchange Commission and the federal and state securities laws (collectively, the "Securities Laws"). Further, Lender acknowledges and agrees that during the term of this Loan Agreement, Lender, and its affiliates, may be in possession of, or have access to, material, non- public information regarding Borrower. Lender agrees, on behalf of itself and its affiliates, to comply with the insider trading rules of the Securities Laws, including, without limitation, not to trade in Borrower's securities when Lender or its affiliates is in possession of material, non-public information regarding Borrower. Borrower undertakes no responsibility or liability, and hereby waives any obligation, to inform Lender or its affiliates of when they may be in possession of material, non-public information regarding Borrower or their obligations under the Securities Laws and to therefore refrain from trading in Borrower's securities.

4.06           Defense of Actions. Lender may (but shall not be obligated to) commence, appear in, or defend any action or proceeding purporting to affect the Loan, the Property, or the respective rights and obligations of Lender and Borrower pursuant to this Loan Agreement. Lender may (but shall not be obligated to) pay all necessary expenses, including, without limitation, reasonable attorneys' fees and expenses incurred in connection with such proceedings or actions, which Borrower agrees to repay to Lender upon demand.

4.07           Prohibition on Assignment. Borrower shall not assign or encumber any interest of Borrower hereunder without the prior written consent of Lender, which consent shall not be unreasonably withheld.

4.08           Payment of Claims. Borrower shall promptly pay or cause to be paid when due all costs and expenses incurred in connection with the Property, and Borrower shall keep the Property free and clear of any liens, charges, or claims other than the lien granted to Lender and other liens approved in writing by Lender.

4.09           Tax Receipts. Borrower shall furnish Lender at Lender's request with receipts or tax statements marked "Paid" to evidence the payment of all taxes levied on the Property on or before thirty (30) days prior to the date such taxes become delinquent.

4.13           Savings and Spreading. It is expressly stipulated and agreed to be the intent of Lender and Borrower at all times to comply with the applicable Colorado law governing the maximum rate or amount of interest payable on or in connection with the Note and the Loan evidenced thereby (or applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Colorado law). If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Note or under the other Security Instruments, or contracted for, charged, taken, reserved or received with respect to the Loan, or if acceleration of the maturity of the Note or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by law, then it is Lender's and Borrower's express intent that: (i) all excess amounts theretofore collected by Lender be credited on the principal balance of the Note (or, if the Note has been or would thereby be paid in full, refunded to Borrower); and (ii) the provisions of the Note and the other Security Instruments immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder. The right to accelerate maturity of the Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced by the Note and the other Security Instruments, as applicable, shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the applicable usury ceiling. Notwithstanding any provision contained in the Note or in any of the other Security Instruments that permits the compounding of interest, including, without limitation, any provision by which any of the accrued interest is added to the principal amount of the Note, the total amount of interest that Borrower is obligated to pay and Lender is entitled to receive with respect to the Note shall not exceed the amount calculated on a simple (ie.., noncompounded) interest basis at the Maximum Rate (as defined hereinafter) on principal amounts actually advanced to or for the account of Borrower, including, without limitation, any initial funds advanced contemporaneously herewith and any advances made pursuant to any of the Security Instruments (such as for the payment of taxes, insurance premiums and the like). As used herein, the term "Maximum Rate" shall mean the maximum nonusurious rate of interest which may be lawfully contracted for, charged, taken, reserved or received by Lender from Borrower in connection with the Loan under applicable Colorado law (or applicable United States federal law to the extent that it preempts Colorado law and permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Colorado law). The Borrower agrees that if such excess payments are applied in the manner provided for in this paragraph, then to the fullest extent permitted by applicable law, the Lender shall not be subject to any penalty provided for by any applicable law relating to charging or collecting interest in excess of that permitted by applicable law.

4.14           Purchase of Burke Note. Lender and Borrower acknowledge and agree that Lender's obligations hereunder to make the Loan are conditioned upon the purchase by Borrower of that certain Secured Promissory Note dated May 26, 2009 in the original principal amount of $2,800,000.00 from Cadence II, LLC, a wholly owned subsidiary of Borrower ("Cadence") payable to Pat and Ann Burke (the "Burkes"), pursuant to the terms of a Note Purchase Agreement between Borrower and the Burkes in form and substance acceptable to Lender. Without limitation on the foregoing, it is understood and agreed that $750,000.00 of the initial Advance under this Agreement shall be used to pay the cash portion of the purchase price due to the Burkes under the Note Purchase Agreement. In the event that the Note Purchase Agreement is not executed, delivered and consummated in accordance with the terms thereof simultaneously with the initial Advance hereunder, then Lender's obligations hereunder shall cease and terminate, and all Advances made by Lender hereunder shall be immediately due and payable by Borrower to Lender.

4.15           Lock-Up Agreements. The obligations of Lender hereunder, including, without limitation, the obligations of Lender to make the initial Advance hereunder are conditioned upon Borrower's obtaining from the three (3) largest shareholders of Borrower a "lock-up" agreement or other similar agreement restricting the trading of any shares held by the current shareholders of Borrower for a period of not less than seventy-five (75) days from the date of this Agreement. The form of any such "lock-up" agreements shall be subject to Lender's approval. Without limitation on the foregoing, each such agreement shall contain an additional provision to the effect that the shareholder consents to (i) the loan transaction set forth in this Agreement, (ii) the issuance by the Company to TMG Holdings, LLC, an affiliate of Lender, of 21,800,000 common shares of Borrower at an issuance price of $.02 per share, and (iii) the retention by the Company of Scott Schwartz, an affiliate of Lender, as a consultant to the Company pursuant to the Independent Contractor Consulting Services Agreement of even date herewith. In addition to the three (3) largest shareholders, Borrower will use commercially reasonable efforts to obtain identical lock-up agreements from all other shareholders of Borrower as soon as practicable following the initial Advance.

4.16           Issuance of Securities and Payment of Dividends. For so long as any portion of the loan is outstanding, and as long as Lender's obligation under this Agreement is in effect, Borrower agrees that it will not declare any dividends or make any other distributions of money or other property with respect to the Borrower's shares. For a period of seventy-five (75) days from the effective date hereof, Borrower will not issue any shares or other securities of Borrower without the prior written consent of Lender (other than underlying shares exercisable under Borrower's equity incentive plan, any outstanding options or warrants, and the shares underlying that certain warrant for Pat and Ann Burke dated June 11, 2010).

4.17           Indemnity. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties (as defined below) from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement, punitive damages, foreseeable and unforeseeable consequential damages, of whatever kind or nature (including but not limited to attorneys' fees and other costs of defense) (the "Losses") imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (i) ownership of the Note and/or any of the Security Instruments; (ii) any amendment to, or restructuring of, the Loan, this Loan Agreement or any other Security Instruments; (iii) any and all lawful action that may be taken by Lender in connection with the enforcement of the provisions of this Loan Agreement, the Note or any of the other Security Instruments, whether or not suit is filed in connection with same, or in connection with Borrower and/or any member, partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (iv) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof; (v) any use, nonuse or condition in, on or about the Property or any part thereof; (vi) any failure on the part of Borrower to perform or be in compliance with any of the terms of this Loan Agreement; (vii) any failure of the Borrower or the Property or any use thereof to be in compliance with any applicable Governmental Requirements; (viii) the enforcement by any Indemnified Party of the provisions of this paragraph; (ix) any misrepresentation made by Borrower in this Loan Agreement or any other Security Instruments; or (x) THE NEGLIGENCE OF ANY INDEMNIFIED PARTY, EXCEPT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PARTY. Any amounts payable to Lender by reason of the application of this paragraph shall become immediately due and payable upon demand and shall bear interest at the rate provided in the Note for past due amounts from the date of demand to the date of payment. For purposes of this paragraph, the term "Indemnified Parties" means Lender and any person or entity who is or will have been involved in the origination of the Loan, any person or entity who is or will have been involved in the servicing of the Loan, any person or entity in whose name the encumbrances and security interests created by this Loan Agreement or the Security Instruments are or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including but not limited to any other person or entity who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Property, whether during the term of the loan evidenced by the Note or as a part of or following a foreclosure of the liens securing the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Borrower's assets and business). This paragraph will survive the termination of this Loan Agreement or foreclosure of the liens securing the Loan.

ARTICLE V
RIGHTS AND REMEDIES OF LENDER

5.01           Acceleration. Upon the occurrence of an Event of Default and in the event Lender elects to demand payment of the Loan, Lender may, at its option, declare the Loan immediately due and payable without notice of any kind except as provided in this Loan Agreement, the Note and/or any of the Security Instruments, and, after any Event of Default, Lender shall have all rights and remedies under this Agreement, the other Security Instruments and under applicable law.

5.02           No Waiver or Exhaustion. No waiver by Lender of any of its rights or remedies hereunder, in the other Security Instruments, or otherwise, shall be considered a waiver of any other or subsequent right or remedy of Lender; no delay or omission in the exercise or enforcement by Lender of any rights or remedies shall ever be construed as a waiver of any right or remedy of Lender; and, no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Lender.

ARTICLE VI
GENERAL TERMS AND CONDITIONS

6.01           Notices. All notices, demands, requests, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given when presented personally or after deposit in a regularly maintained receptacle for the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed to Borrower or Lender, as the case may be, at the respective addresses set forth on the first page of this Loan Agreement, or such other address as Borrower or Lender may from time to time designate by written notice to the other as herein required.

6.02           Modifications. No provision of this Loan Agreement or the other Security Instruments may be modified, waived, or terminated except by instrument in writing executed by the party against whom a modification, waiver, or termination is sought to be enforced.

6.03           Severability. In case any of the provisions of this Loan Agreement shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Loan Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

6.04           Election of Remedies. Lender shall have all of the rights and remedies granted in the Security Instruments and available at law or in equity, and these same rights and remedies shall be cumulative and may be pursued separately, successively, or concurrently against Borrower or any of the Property covered under the Security Instruments at the sole discretion of Lender. The exercise or failure to exercise any of the same shall not constitute a waiver or release thereof or of any other right or remedy, and the same shall be nonexclusive.

6.05           Approval of Lender and Form and Substance. All documents, certificates, insurance policies, and other items required under this Loan Agreement to be executed and/or delivered to Lender and/or approved by Lender shall be in form and substance satisfactory to Lender.

6.06           No Third Party Beneficiary. This Loan Agreement is made for the sole benefit of and is binding upon, the undersigned, and their respective heirs, executors, administrators, legal representatives, successors and assigns. No other person or persons (including, without limitation, firms, corporations, limited liability companies and partnerships), shall have any right of action or claim for relief hereunder, nor shall any provision herein be deemed to establish any fund for the benefit of anyone not a party to this Loan Agreement.

6.07           Time of Essence. Time is hereby expressly made of the essence of this Loan Agreement.

6.08           Attorney's Fees. Should either party hereto bring suit in court to enforce the terms hereof, it is agreed that the losing party shall pay to the successful party costs and reasonable attorney's fees.

6.09           No Partnership. The parties hereto acknowledge and agree that each as to the other, has a different interest, that there is not a community of interest and that by entering into this Loan Agreement it is not their intention that a joint venture be deemed to exist. The interest of Lender is that of a lender as expressed herein.

6.10           Number and Gender. Whenever used herein, the singular number shall include the plural and the singular, and the use of any gender shall be applicable to all genders. The duties, covenants, obligations, and warranties of Borrower in this Loan Agreement shall be joint and several obligations of Borrower.

6.11           Captions. The captions, headings, and arrangements used in this Loan Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

6.12           Applicable Law. This Loan Agreement and the rights and remedies provided by the Security Instruments shall be governed by and construed in accordance with the laws of the State of Colorado, and the laws of the United States applicable to transactions within such state.

THIS AGREEMENT, THE NOTE, THE SECURITY AGREEMENT, AND THE OTHER SECURITY INSTRUMENTS REFERENCED HEREIN REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of page intentionally left blank.]

EXECUTED AND DELIVERED on the date first recited.

LENDER: TMG HOLDINGS COLORADO, LLC

By:	/s/ Scott M. Schwartz
Name:	Scott M. Schwartz
Its:	President

BORROWER: VERECLOUD, INC.

By:	/s/ Mike Cookson
Name:	Mike Cookson
Its:	Chief Operting Officer

List of Schedules and Exhibits:

Exhibit A - Form of Request for Advance and Certification

EXHIBIT "A"

REQUEST FOR ADVANCE AND CERTIFICATION

El Paso, Texas

(date)

TMG HOLDINGS COLORADO, LLC
7598 N. Mesa, Ste. 205
El Paso, Texas 79912

Re:
Request for Advance under the Loan Agreement, dated June ___ , 2010, by and among VERECLOUD, INC., a Nevada corporation ("Borrower") and TMG HOLDINGS COLORADO, LLC, a Texas limited liability company ("Lender").

Gentlemen:

Borrower hereby requests an advance under the terms of the captioned Loan Agreement as contemplated therein, in the amount of $____________________.

Borrower hereby certifies and warrants that all conditions to such Advance as specified in the Loan Agreement have been satisfied.

Very truly yours, VERECLOUD, INC. a Nevada corporation

By:
Name:
Title: